UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

65 Bleecker Street, 6th Floor, New York, New York 10012

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 981 3923

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.03	Material Modification to the Rights of Security Holders.
Item 9.01	Financial Statements and Exhibits.
SIGNATURES
Exhibit 2.1
Exhibit 4.1
Exhibit 10.1

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2013, Virgin Media Inc., a Delaware corporation (“Virgin Media” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Liberty Global, Inc., a Delaware corporation (“Liberty Global”), Lynx Europe Limited, a private limited company incorporated under English law and a wholly-owned subsidiary of Liberty Global (“UK Holdco”), Lynx US MergerCo 1 LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Liberty Global (“Lynx Merger Sub 1”), Lynx US MergerCo 2 LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Lynx Merger Sub 1 (“Lynx Merger Sub 2”), Viper US MergerCo 1 LLC, a Delaware limited liability company and an indirectly wholly-owned Subsidiary of UK Holdco (“Viper Merger Sub 1”) and Viper US MergerCo 2 LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Viper Merger Sub 1 (“Viper Merger Sub 2” and, together with  Lynx Merger Sub 1, Lynx Merger Sub 2 and Viper Merger Sub 1, the “Merger Subs”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, following the contribution of Lynx Merger Sub 1 to the capital of UK Holdco and the re-registration of UK Holdco as a public limited company  under the UK Companies Act, (i) Viper Merger Sub 2 shall be merged (the “First Virgin Media Merger”) with and into Virgin Media, and Virgin Media, as the surviving entity of that merger, shall subsequently be merged with and into Viper Merger Sub 1, with Viper Merger Sub 1 as the surviving entity (together with the First Virgin Media Merger, the “Virgin Media Mergers”) and (ii) Lynx Merger Sub 2 shall be merged (the “First Liberty Global Merger”) with and into Liberty Global, and Liberty Global, as the surviving entity of that merger, shall subsequently be merged with and into Lynx Merger Sub 1, with Lynx Merger Sub 1 as the surviving entity (together with the First Liberty Global Merger, the “Liberty Global Mergers” and, together with the Virgin Media Mergers, the “Mergers”). The surviving entities will, upon completion of the Mergers, be wholly-owned subsidiaries of UK Holdco.  As a result of the transactions contemplated by the Merger Agreement, both Virgin Media and Liberty Global will become subsidiaries of UK Holdco.

The Merger Agreement

At the effective time of the First Virgin Media Merger and as a result of the First Virgin Media Merger, each share of Virgin Media common stock issued and outstanding immediately prior to the effective time of the First Virgin Media Merger will be converted into the right to receive (i) $17.50 in cash, without interest, (ii) 0.2582 of a Class A Ordinary Share of UK Holdco and (iii) 0.1928 of a Class C Ordinary Share of UK Holdco (together with cash in lieu of fractional Class A Ordinary Shares and Class C Ordinary Shares of UK Holdco).  At the effective time of the First Liberty Global Merger and as a result of the First Liberty Global Merger, (i) each share of Liberty Global Series A common stock will be converted into the right to receive one Class A Ordinary Share of UK Holdco, (ii) each share of Liberty Global Series B common stock will be converted into the right to receive one Class B Ordinary Share of UK Holdco and (iii) each share of Liberty Global Series C common stock will be converted into the right to receive one Class C Ordinary Share of UK Holdco.  Each Class A Ordinary Share of UK Holdco will have one vote and each Class B Ordinary Share of UK Holdco will have ten votes. Class C Ordinary Shares of UK Holdco will not have voting rights, except as required by law.

With effect from the effective time of the First Virgin Media Merger, Liberty Global will select (i) one current independent member of the board of directors of Virgin Media (the “Virgin Media Board”) for appointment as a member of the board of directors of UK Holdco and (ii) one UK-resident member of the Virgin Media Board to be a member of a UK Advisory Board that Liberty Global intends to cause UK Holdco to establish.

Liberty Global and Virgin Media have made customary representations, warranties and covenants in the Merger Agreement.  In particular the Merger Agreement requires that Virgin Media and Liberty Global conduct their respective businesses in the ordinary course and in material compliance with all material laws and governmental authorizations during the interim period between the date of the execution of the Merger Agreement and the effective time of the Mergers.  In addition, the Merger Agreement imposes restrictions on the ability of Virgin Media to engage in specified types of transactions, and from taking specified actions, without Liberty Global’s consent, subject to exceptions described in the Merger Agreement.  The Merger Agreement prohibits Liberty Global from taking actions that would be reasonably expected to prevent or materially delay the receipt of any approval or clearance required in connection with the Mergers and the other transactions contemplated by the Merger Agreement.  Liberty Global is also restricted from taking other specified significant actions, subject to exceptions described in the Merger Agreement, without Virgin Media’s consent.

The Merger Agreement prohibits Virgin Media from soliciting, negotiating or providing confidential information in connection with an alternative acquisition proposal.  However, Virgin Media may engage in negotiations and provide confidential information in response to certain bona fide written proposals (a “Bona Fide Proposal”) which the Virgin Media Board determines in good faith constitute or could reasonably be expected to lead to a Company Superior Proposal (as defined in the Merger Agreement).  In addition, Virgin Media may terminate the Merger Agreement to enter into an agreement with a third party who, in the first 30 business days following the date of the Merger Agreement, has made a Bona Fide Proposal that the Virgin Media Board believes in good faith constitutes or is reasonably expected to lead to a Company Superior Proposal (an “Excluded Party”) and subsequently makes a Company Superior Proposal which is accepted by Virgin Media after offering Liberty Global an opportunity to match, as described in the Merger Agreement.  In this case Virgin Media would be required to pay a $235,000,000 termination fee.  However, Virgin Media may not terminate the Merger Agreement to enter into a transaction with any party who is not an Excluded Party, and such other parties may only enter into a merger agreement with Virgin Media if the present Merger Agreement is terminated, such as a result of the failure of Virgin Media stockholders to vote in favor of the adoption of the Merger Agreement.  If the Virgin Media stockholders do not vote in favor of the adoption of the Merger Agreement at the Virgin Media stockholders meeting and a proposal to acquire Virgin Media was publicly known and not withdrawn at that time, Virgin Media will be required to pay a $470,000,000 termination fee if it effects another sale or merger transaction with a third party within six months after termination of the Merger Agreement, unless such transaction is with an Excluded Party, in which case the termination fee would be $235,000,000.

The Merger Agreement requires both Virgin Media and Liberty Global to cause meetings of their respective stockholders to be held to consider the approval and adoption of the Merger Agreement and certain related matters, and, subject to exceptions described in the Merger Agreement, to recommend to their respective stockholders that they vote in favor of the approval and adoption of the Merger Agreement and such other matters.

In addition, Liberty Global, UK Holdco and each of the Merger Subs have made additional customary covenants including their covenant to use their reasonable best efforts to obtain the proceeds of financing described in certain financing agreements entered into by them in connection with the execution of the Merger Agreement, with the assistance and cooperation of Virgin Media.   The consummation of the Mergers is not subject to any condition relating to the receipt of financing.

The obligation of each of the parties to the Merger Agreement to consummate the Mergers and the other transactions contemplated by the Merger Agreement is subject to certain customary conditions, including:

(i)            the adoption and approval of the Merger Agreement at a Liberty Global stockholder meeting by holders of a majority of the voting power of the outstanding shares of Liberty Global common stock entitled to vote thereon,

(ii)           the adoption and approval of the Merger Agreement at a Virgin Media stockholder meeting by holders of a majority of the outstanding shares of Virgin Media common stock,

(iii)          there being no law or order prohibiting the consummation of the transactions contemplated by the Merger Agreement having been enacted or issued by any court or governmental authority with competent jurisdiction,

(iv)          certain regulatory and antitrust approvals (including clearance of the transactions contemplated by the Merger Agreement by the European Commission or one or more national competition authorities, as the case may be),

(v)           the effectiveness of the registration statement to be filed with the United States Securities and Exchange Commission (“SEC”) in respect of the UK Holdco common shares to be issued in the First Virgin Media Merger and the First Liberty Global Merger,

(vi)          the approval of the UK Holdco common shares to be issued in the Mergers for quotation on NASDAQ,

(vii)         the accuracy of representations and warranties (except, in the case of certain of them, such inaccuracies as would not be expected to have a material adverse effect) and material compliance with covenants of the parties to the Merger Agreement, in each case, as set forth in the Merger Agreement.

Virgin Media is not required to hold, and may delay, its stockholder meeting with respect to the approval and adoption of the Merger Agreement until certain closing conditions relating to regulatory and antitrust approvals and the NASDAQ listing have been satisfied.

The Merger Agreement contains certain termination rights for both Liberty Global and Virgin Media, and further provides that, under specified circumstances, Liberty Global or Virgin Media may be required to pay the other a termination fee:

1.              Virgin Media will be required to pay Liberty Global a termination fee of $235 million in the event that Virgin Media terminates the Merger Agreement and enters into an agreement with an Excluded Party for the implementation of a Company Superior Proposal (as described above).

2.              In the event that (i) Virgin Media’s stockholders fail to approve the Merger Agreement at a stockholders meeting, (ii) at the time of such meeting, an alternative acquisition proposal in respect of Virgin Media was made publicly known and not withdrawn, (iii) either Virgin Media  or Liberty Global terminates the Merger Agreement, and (iv) within six months after such termination, Virgin Media enters into a definitive agreement with respect to (and subsequently completes), or consummates, an alternative acquisition proposal, Virgin Media will be required to pay Liberty Global a termination fee of $470 million (unless the proposal pending at the time of termination was from an Excluded Party, in which case the termination fee payable by Virgin Media will be $235 million).

3.              Virgin Media will be required to pay a $470 million termination fee upon a termination of the Merger Agreement by Liberty Global following a failure by the Virgin Media Board to provide a recommendation to Virgin Media’s stockholders to approve the Merger Agreement or a change in such recommendation which is adverse to Liberty Global (in each case, other than following a “Parent Stock Event” (as defined in the Merger Agreement)).

4.              Liberty Global will be required to pay Virgin Media a termination fee of $470 million upon a termination of the Merger Agreement (i) by Liberty Global pursuant to a decision by the board of directors of Liberty Global (the “Liberty Global Board”) to enter into an agreement with a third party providing for the implementation of  a “Parent Superior Proposal” (as defined in the Merger Agreement) or (ii) by Virgin Media following a failure by the Liberty Global Board to provide a recommendation to Liberty Global’s stockholders to approve the Merger Agreement or a change in such recommendation which is adverse to Virgin Media.

5.              Liberty Global will be required to pay Virgin Media a termination fee of $470 million in the event that (i) Liberty Global’s stockholders fail to approve the Merger Agreement at a stockholders meeting, (ii) at the time of such meeting, an alternative acquisition proposal in respect of Liberty Global was made publicly known and not withdrawn, (iii) either party terminates the Merger Agreement, and (iv) within six months after such termination, Liberty Global enters into a definitive agreement with respect to (and subsequently completes), or consummates, an alternative acquisition proposal.

Upon termination of the Merger Agreement under other circumstances relating to the failure of its stockholders to approve the Merger Agreement, Liberty Global or Virgin Media may be required to reimburse certain of the other’s expenses, up to a cap of $35 million (which amount would offset any termination fee which might become payable pursuant to the Merger Agreement).

The Merger Agreement provides that, at the effective time of the First Virgin Media Merger, each existing employee stock option (other than certain UK tax-qualified options) to acquire Virgin Media common stock will be converted into two separate options, one to acquire 0.4123 Class A Ordinary Shares of UK Holdco for each share of Virgin Media common stock subject to the existing stock option and the second to acquire .3077 Class C Ordinary Shares of UK Holdco for each share of Virgin Media common stock subject to the existing stock option.  The applicable exercise prices will also be adjusted.  The converted options will continue to vest based on continued service of the option holder in the same manner as applied before the First Virgin Media Merger, other than: (a) those stock options that provide for accelerated vesting under their existing terms on a change of control will accelerate as part of the First Virgin Media Merger and this feature will not be replicated for the adjusted options; and (b) in the event that the option holder of the converted stock option is subject to an involuntary termination of employment (including a termination of the holder’s employment without cause or the option holder leaves employment for good reason) on or prior to December 31, 2014, any stock options that are unvested at the time of the involuntary termination of employment will vest.

The Merger Agreement also provides that certain Virgin Media Stock Units (restricted stock units and performance shares) in respect of Virgin Media common stock will, upon the effective time of the First Virgin Media Merger, be converted into stock units in respect of Class A Ordinary Shares and Class C Ordinary Shares of UK Holdco (0.4123 Class A Ordinary Shares and 0.3077 Class C Ordinary Shares for each share of Virgin Media common stock subject to the Virgin Media Stock Unit award).  In the case of Virgin Media Stock Units issued under Virgin Media’s 2011-2013 and 2012-2014 long term incentive plans, and time-based vesting Virgin Media Stock Units issued under Virgin Media’s 2013-2015 long term incentive plan, these stock units will be converted into stock units that vest based on continued service of the award holder through the end of the applicable original three-year performance period (and any existing performance based vesting conditions will lapse).  Vesting and settlement of these stock units will accelerate if the holder is subject to an involuntary termination of employment (as described above) on or prior to December 31, 2014.  Virgin Media Stock Units with performance-based vesting conditions issued under Virgin Media’s 2013-2015 long term incentive plan will, upon the effective time of the First Virgin Media Merger, be cancelled and replaced with incentive awards under a new UK Holdco plan modeled on Liberty Global’s existing performance-based plans with performance goals that would reasonably be expected to result in comparable compensation for comparable performance as applied to the prior awards.  Vesting and settlement of these stock units also will accelerate if the award holder is subject to an involuntary termination of employment (as described above) on or prior to December 31, 2014.

The Merger Agreement further contemplates that Virgin Media will seek consent from the UK tax authority to, insofar as possible, continue the benefits of the existing UK tax-qualified Sharesave option plan and Company Share Option Plan (CSOP) as part of new successor entity UK tax-qualified plans.  Similarly, Virgin Media will seek to restructure its Joint Share Ownership Plan (JSOP) to provide that awards under the JSOP will be treated in a substantially similar manner to that described above in respect of the Virgin Media Stock Units granted under Virgin Media’s 2011-2013 long term incentive plan and, if that is not possible, to treat the JSOP beneficiaries in a fair and equitable manner.  Finally, holders of shares in the Share Incentive Plans maintained by Virgin Media and its subsidiaries will receive the merger consideration in respect of their stockholdings and further contributions to these plans will cease.

The foregoing description of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Liberty Global, Virgin Media, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Liberty Global’s and Virgin Media’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Liberty Global, Virgin Media, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Liberty Global and Virgin Media.

The Support Agreement

On February 5, 2013, Virgin Media also entered into a Support Agreement (the “Support Agreement”) with the Malone LG 2013 Charitable Remainder Unitrust (the “Trust”), Dr. John C. Malone (“Dr. Malone”) and Mrs. Leslie Malone (“Mrs. Malone” and, together with the Trust and Dr. Malone, the “Stockholders”) with respect to the transactions contemplated by the Merger Agreement.

The Support Agreement generally requires that, at any meeting of the Liberty Global stockholders at which the approval of the Merger Agreement, the First Liberty Global Merger and any other transaction or other matter contemplated by the Merger Agreement (collectively, the “Liberty Global Voting Matters”) is to be voted upon, the Stockholders shall vote all of the shares of Liberty Global Series B common stock beneficially owned by the Trust (the “Covered B Shares”) together with any Liberty Global Series A common stock owned of record (including through brokerage accounts) by Dr. Malone or Mrs. Malone (the “Covered A Shares” and, together with the Covered B Shares, the “Covered Shares”) in favor of the Liberty Global Voting Matters and against alternative and other transactions, as specified in the Support Agreement.  However, if the Liberty Global Board changes its recommendation in respect of the Merger Agreement and the transactions contemplated thereby in a manner adverse to Virgin Media, any voting power represented by the Covered Shares in excess of 30% shall instead be voted in respect of the Liberty Global Voting Matters in the same proportion (for or against) as the shares actually voted for or against such measures by the stockholders of Liberty Global other than the Stockholders.

The Support Agreement also generally prohibits the Stockholders from transferring any of the Covered B Shares prior to the earlier of (a) the approval of the Merger Agreement and the transactions contemplated thereby by the Liberty Global stockholders or (b) the termination of the Support Agreement in accordance with its terms.  The Support Agreement will terminate upon the earliest of (i) the date of termination of the Merger Agreement in accordance with its terms, (ii) the effective date of the Mergers, and (iii) the date on which the Merger Agreement is modified, amended or supplemented, in any material respect, or any waiver of any material term, condition or provision of the Merger Agreement is granted, which, in each case, has not been approved by Dr. Malone. Dr. Malone’s approval may not be unreasonably withheld, delayed or conditioned.  However, it will be deemed reasonable by Dr. Malone to withhold his consent in respect of certain modifications that would affect the consideration paid under the Merger Agreement, the Outside Date (as defined in the Merger Agreement), the rights of the Liberty Global Series B common stock or the voting procedures applicable to the board of directors of UK Holdco following the Mergers.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.03. Material Modification to the Rights of Security Holders.

On February 5, 2013, prior to the execution of the Merger Agreement, the board of directors of the Company approved certain amendments to the Rights Agreement, dated as of March 25, 2004 (as amended, the “Rights Agreement”), between the Company and Computershare Shareowner Services LLC (successor to The Bank of New York Mellon), as Rights Agent (the “Rights Agent”), in the form of Amendment No. 4 to the Rights Agreement (the “Amendment”).  As a result of the approval of the Amendment by the Company’s board of directors, the Amendment has been executed by the Company and the Rights Agent.

The Amendment exempts the Merger Agreement and the transactions contemplated thereby from the application of the Rights Agreement as set forth in the Amendment.  Specifically, the Amendment, among other things, provides that none of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Mergers, (iii) the consummation of any other transaction contemplated in the Merger Agreement, including, without limitation, the exchange of common stock of the Company for cash and equity securities of UK Holdco pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing, shall cause Liberty Global, UK Holdco, the Merger Subs or any of their respective affiliates to become or be deemed to be an “Acquiring Person” or “Interested Stockholder” (each as defined in the Rights Agreement) or cause a “Shares Acquisition Date” or “Distribution Date” (each as defined in the Rights Agreement) to occur or be deemed to have occurred. The Amendment also provides that the Rights (as defined in the Rights Agreement) will expire upon the earlier of (x) the effective time of the First Virgin Media Merger and (y) the close of business on March 2, 2014, if the Rights have not otherwise been redeemed or exchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Forward-Looking Statements

Various statements contained or incorporated by reference in this document constitute “forward-looking statements”, both with respect to the Company and its industry, that reflect the Company’s current views with respect to future events and financial performance  Words like “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “may”, “estimates”, “projects”, “positioned”, “strategy”, and similar expressions identify these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or budgeted, whether expressed or implied, by these forward-looking statements.

These factors include the following factors relating to the proposed transaction:

•                  The ability to obtain governmental and regulatory approvals of the transaction on a timely basis;

•                  Failure to realize the anticipated benefits and synergies of the transaction, including as a result of a delay in completing the transaction or an increase in costs associated with integration or a delay or difficulty in integrating the businesses of Virgin Media and Liberty Global;

•                  Limitation on the ability of UK Holdco, Liberty Global and/or Virgin Media to incur new debt in connection with the transaction;

•                  Any disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers;

•                  The outcome of litigation which may arise in connection with the transaction;

•                  Failure to receive the approval of the stockholders of either Liberty Global or Virgin Media for the transaction; and

•                  The impact of legislative, regulatory and competitive changes and other risk factors relating to the industry in which Virgin Media and Liberty Global operate, as detailed from time to time in the reports of Virgin Media and Liberty Global filed with the SEC.

In addition, factors relating to the ordinary course operation of the Company’s business are discussed under “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2012, or the 2012 Annual Report, as filed with the U.S. Securities and Exchange Commission, or SEC, on February 7, 2013.  The Company assumes no obligation to update its forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.  The Company cautions that the foregoing list of important factors that that may affect future results is not exhaustive.

Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. UK Holdco will file a registration statement with the SEC, which will include a joint proxy statement of Virgin Media and Liberty Global.  VIRGIN MEDIA STOCKHOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT/JOINT PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.   Investors may obtain a free copy of the registration statement/joint proxy statement (when it becomes available) and other relevant documents filed by Liberty Global and Virgin Media with the SEC at the SEC’s Web site at http://www.sec.gov.  The joint proxy statement and such other documents filed by Virgin Media with the SEC may also be obtained for free from the Investor Relations section of Virgin Media’s web site (www.virginmedia.com) or by directing a request to Virgin Media Limited, Communications House, Bartley Wood Business Park, Bartley Way, Hook, RG27 9UP, United Kingdom, Attention: Investor Relations.  Copies of documents filed by Liberty Global with the SEC may also be obtained for free from the Investor Relations section of Liberty Global’s website (www.lgi.com) or by directing a request to Liberty Global, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations.

Virgin Media and Liberty Global and their respective directors, executive officers and other members of their respective management and employees are deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the proposed transaction.  Information concerning the interests of Virgin Media’s participants in the solicitation, which may be different than those of Virgin Media’s stockholders generally, is set forth in Virgin Media’s proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 30, 2012.  Information concerning the interests of Liberty Global’s participants in the solicitation, which may be different than those of Liberty Global’s stockholders generally, is set forth in Liberty Global’s proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 27, 2012.  Additional information regarding the interests of those deemed participants in the proposed transaction will be included in the registration statement/joint proxy statement to be filed with the SEC in connection with the proposed transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1

Agreement and Plan of Merger, dated as of February 5, 2013, among Virgin Media Inc., Liberty Global, Inc., Lynx Europe Limited, Lynx US MergerCo 1 LLC, Lynx US MergerCo 2 LLC, Viper US MergerCo 1 LLC and Viper US MergerCo 2 LLC.*

4.1

Amendment No. 4, dated as of February 5, 2013, to the Rights Agreement, dated as of March 25, 2004, between Virgin Media Inc. and Computershare Shareowner Services LLC (successor to The Bank of New York Mellon).

10.1	Support Agreement, dated as of February 5, 2013, by and among Virgin Media Inc., the Malone LG 2013 Charitable Remainder Unitrust, Dr. Malone and Mrs. Malone.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2013

VIRGIN MEDIA INC.

By:	/s/ Catherine Moroz
Name:	Catherine Moroz
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
2.1

Agreement and Plan of Merger, dated as of February 5, 2013, among Virgin Media Inc., Liberty Global, Inc., Lynx Europe Limited, Lynx US MergerCo 1 LLC, Lynx US MergerCo 2 LLC, Viper US MergerCo 1 LLC and Viper US MergerCo 2 LLC.

4.1

Amendment No. 4, dated as of February 5, 2013, to the Rights Agreement, dated as of March 25, 2004, between Virgin Media Inc. and Computershare Shareowner Services LLC (successor to The Bank of New York Mellon).

10.1	Support Agreement, dated as of February 5, 2013, by and among Virgin Media Inc., the Malone LG 2013 Charitable Remainder Unitrust, Dr. Malone and Mrs. Malone.